Exhibit 4.3

Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended

As of December 31, 2023, LM Funding America, Inc. (the “Company,” “we,” “us,” and “our”) had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our common stock, par value $0.001 per share (“Common Stock”).

The following description of our Common Stock and warrants to purchase our Common Stock (the “Warrants”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our By-Laws (our “By-Laws”), and the terms of the Warrant Agreements (the “Warrant Agreements”) for our outstanding Warrants, each of which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and incorporated by reference herein. We encourage you to read our Certificate of Incorporation, our By-Laws, the Warrant Agreements and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) for additional information.

Common Stock

Authorized Capital Stock. Under our Certificate of Incorporation, we are authorized to issue 350,000,000 shares of Common Stock, par value $0.001 per share, and 150,000,000 shares of preferred stock, par value $0.001 per share, in one or more series designated by our board of directors (the “Board of Directors”).

Voting Rights. The holders of our Common Stock are entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Common Stock present in person or represented by proxy, voting together as a single class. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by (in addition to any vote of the holders of one or more series of preferred stock that may be required to vote pursuant to the terms of our Certificate of Incorporation) the affirmative vote of holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of any of the provisions of the DGCL.

Dividends. Holders of our Common Stock will share ratably (based on the number of shares of Common Stock held) if and when any dividend is declared by the Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends by us and subject to any restrictions or preferential rights on the payment of dividends imposed by the terms of any outstanding series of preferred stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets of the Company remaining after the payment of its liabilities, subject to the prior distribution rights of any series of preferred stock then outstanding.

Other Rights. Our Common Stock is not subject to redemption nor do holders of our Common Stock have any preemptive rights to purchase additional shares of Common Stock. Holders of shares of our Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Reverse Stock Split. On March 12, 2024, the Company effected a consolidation of its Common Stock (the “Reverse Stock Split”) by means of a one-for-six (1:6) reverse split of its outstanding Common Stock, par value $0.001 per share. As a result of the Reverse Stock Split, every six shares of Common Stock were consolidated into one share of Common Stock, effective as of March 12, 2024. Unless otherwise noted, all share and per-share amounts included herein have been adjusted to reflect the Reverse Stock Split.

Listing on The Nasdaq Global Market. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “LMFA”.

Preferred Stock

Our Certificate of Incorporation provides that our Board of Directors has the authority, without action by the stockholders, to designate and issue up to 150,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the Common Stock. Currently, the Company has no shares of preferred stock outstanding.

Warrants

As of December 31, 2023, the Company had 1,274,807 outstanding Warrants to purchase up to an aggregate of 1,274,807 shares of Common Stock as follows:

•	1,223,424 Warrants to purchase up to 1,223,424 shares of common stock that were issued by the Company on October 19, 2021 in connection with the Company’s secondary offering conducted in 2021; and
•	51,383 Warrants to purchase up to 51,383 shares of common stock that were issued by the Company on August 18, 2020 in connection with the Company’s secondary offering conducted in 2020.

2021 Secondary Offering Warrants

Amount of Warrants and Shares Issuable. On October 18, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”) with respect to the issuance and sale, in an underwritten public offering (the “2021 Secondary Offering”), of 1,065,529 units (the “Units”), with each Unit being comprised of one share of our Common Stock, and one Warrant to purchase one share of our Common Stock (the “2021 Common Warrants”), including by the exercise by the Underwriter of an over-allotment option with respect to the 2021 Common Warrants. The shares of our Common Stock and 2021 Common Warrants included in the Units were offered together.

2021 Common Warrants

Duration and Exercise Price. The 2021 Common Warrants have an exercise price of $30.00 per share of Common Stock, subject to adjustment in certain circumstances, as described further below. The 2021 Common Warrants expire on October 19, 2026.

Exercisability and Cashless Exercise. The 2021 Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the 2021 Common Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the 2021 Common Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the 2021 Common Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the 2021 Common Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the 2021 Common Warrants, upon exercise of the 2021 Common Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the 2021 Common Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Common Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction.

Anti-Dilution Protection. In addition to the structural protections afforded the holders of the 2021 Common Warrants described above, the 2021 Common Warrants also include full-ratchet anti-dilution protection in the event of subsequent issuances by the Company of shares of Common Stock, options or other securities convertible into shares of Common Stock, including by way of adjustments to the option price or conversion rate of such options or convertible securities (subject to certain exceptions).

Limitations on Issuance. The terms of the 2021 Common Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the 2021 Common Warrants. A holder (together with its affiliates) may not exercise any portion of a Common Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the 2021 Common Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the 2021 Common Warrants and such shares, when issued in accordance with the terms of the 2021 Common Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the 2021 Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the 2021 Common Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Common Warrants shall have been duly exercised and the underlying shares of Common Stock for such Common Warrants shall have been received by the holder thereof.

2021 Underwriter Warrants

Amount of Warrants and Shares Issuable. On October 19, 2021, the Underwriter exercised its option, pursuant to the Underwriting Agreement, to purchase Warrants representing the right to purchase up to 157,895 shares of Common Stock, at an exercise price of $30.00 per share of Common Stock (the “2021 Underwriter Warrants”). As of December 31, 2023, there were 157,895 2021 Underwriter Warrants outstanding.

Duration and Exercise Price. The 2021 Underwriter Warrants have an exercise price of $30.00 per share of Common Stock. The 2021 Underwriter Warrants expire on April 16, 2025.

Exercisability and Cashless Exercise. The 2021 Underwriter Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the 2021 Underwriter Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the 2021 Underwriter Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the 2021 Underwriter Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the 2021 Underwriter Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the 2021 Underwriter Warrants, upon exercise of the 2021 Underwriter Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the 2021 Underwriter Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Underwriter Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction

Limitations on Issuance. The terms of the 2021 Underwriter Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the 2021 Underwriter Warrants. A holder (together with its affiliates) may not exercise any portion of a Underwriter Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the 2021 Underwriter Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the 2021 Underwriter Warrants and such shares, when issued in accordance with the terms of the 2021 Underwriter Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the 2021 Underwriter Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the 2021 Underwriter Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Underwriter Warrants shall have been duly exercised and the underlying shares of Common Stock for such Underwriter Warrants shall have been received by the holder thereof.

2020 Secondary Offering Warrants

Amount of Warrants and Shares Issuable. On August 18, 2020, the Company entered into an underwriting agreement with the Underwriter with respect to the issuance and sale, in an underwritten public offering (the “2020 Secondary Offering”), of (i) [•] units (the “2020 Units”), with each 2020 Unit being comprised of one share of Company Common Stock and one warrant to purchase one share of Common Stock (the “2020 Common Warrants”), (ii) [•] pre-funded 2020 Units (the “Pre-Funded Units”), with each Pre-Funded Unit being comprised of one pre-funded warrant to purchase one share of Common Stock at an exercise price of $[•] per share (the “Pre-Funded Warrants”) and one 2020 Common Warrant. Each 2020 Unit was sold for a price of $[•] per 2020 Unit, and each Pre-Funded Unit was sold for a price of $[•] per Pre-Funded Unit. The shares of Common Stock and 2020 Common Warrants included in the 2020 Units, and the 2020 Common Warrants and Pre-Funded Warrants included in the Pre-Funded Units, were offered together, but the securities included in the Units and Pre-Funded Units are issued separately.

Pre-Funded Warrants

Duration and Exercise Price. The Pre-Funded Warrants have an exercise price of $[•] per share of Common Stock, subject to adjustment in certain circumstances, as described further below.

Exercisability and Cashless Exercise. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the Pre-Funded Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the Pre-Funded Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the Pre-Funded Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the Pre-Funded Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the Pre-Funded Warrants, upon exercise of the Pre-Funded Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the Pre-Funded Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Pre-Funded Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction.

Limitations on Issuance. The terms of the Pre-Funded Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the Pre-Funded Warrants. A holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the Pre-Funded Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Pre-Funded Warrants and such shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the Pre-Funded Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Pre-Funded Warrants shall have been duly exercised and the underlying shares of Common Stock for such Pre-Funded Warrants shall have been received by the holder thereof.

2020 Common Warrants

Duration and Exercise Price. The 2020 Common Warrants have an exercise price of $27.00 per share of Common Stock, subject to adjustment in certain circumstances, as described further below. The 2020 Common Warrants expire on August 18, 2025.

Exercisability and Cashless Exercise. The 2020 Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the 2020 Common Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the 2020 Common Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the 2020 Common Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the 2020 Common Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the 2020 Common Warrants, upon exercise of the 2020 Common Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the 2020 Common Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Common Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction.

Anti-Dilution Protection. In addition to the structural protections afforded the holders of the 2020 Common Warrants described above, the 2020 Common Warrants also include full-ratchet anti-dilution protection in the event of subsequent issuances by the Company of shares of Common Stock, options or other securities convertible into shares of Common Stock, including by way of adjustments to the option price or conversion rate of such options or convertible securities (subject to certain exceptions).

Limitations on Issuance. The terms of the 2020 Common Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the 2020 Common Warrants. A holder (together with its affiliates) may not exercise any portion of a Common Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the 2020 Common Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the 2020 Common Warrants and such shares, when issued in accordance with the terms of the 2020 Common Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the 2020 Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the 2020 Common Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Common Warrants shall have been duly exercised and the underlying shares of Common Stock for such Common Warrants shall have been received by the holder thereof.

2020 Underwriter Warrants

Amount of Warrants and Shares Issuable. On August 18, 2020, the Underwriter exercised its option, pursuant to the Underwriting Agreement, to purchase Warrants representing the right to purchase up to [•] shares of Common Stock, at an exercise price of $27.00 per share of Common Stock (the “2020 Underwriter Warrants”). As of December 31, 2023, there were [•] 2020 Underwriter Warrants outstanding.

Duration and Exercise Price. The 2020 Underwriter Warrants have an exercise price of $27.00 per share of Common Stock. The 2020 Underwriter Warrants expire on April 16, 2025.

Exercisability and Cashless Exercise. The 2020 Underwriter Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the 2020 Underwriter Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the 2020 Underwriter Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the 2020 Underwriter Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the 2020 Underwriter Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the 2020 Underwriter Warrants, upon exercise of the 2020 Underwriter Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the 2020 Underwriter Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Underwriter Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction

Limitations on Issuance. The terms of the 2020 Underwriter Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the 2020 Underwriter Warrants. A holder (together with its affiliates) may not exercise any portion of a Underwriter Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the 2020 Underwriter Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the 2020 Underwriter Warrants and such shares, when issued in accordance with the terms of the 2020 Underwriter Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the 2020 Underwriter Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the 2020 Underwriter Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Underwriter Warrants shall have been duly exercised and the underlying shares of Common Stock for such Underwriter Warrants shall have been received by the holder thereof.

Anti-Takeover Provisions

Our Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and our By-Laws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board of Directors the power to discourage acquisitions that some stockholders may favor. These provisions are described further below.

Staggered Board. Our Certificate of Incorporation provides that our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As such, at a given annual meeting, only a portion of our Board of Directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our Board of Directors at certain annual meetings, it may entrench our management and discourage unsolicited stockholder proposals.

Undesignated Preferred Stock. Our Certificate of Incorporation provides our Board of Directors with the ability to designate the terms of and issue a new series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock and otherwise discourage a potential acquisition of the Company by a third party.

Special Meetings of Stockholders. Special meetings of stockholders may only be called by the Chairman of our Board of Directors, the Chief Executive Officer or the Secretary pursuant to a resolution adopted by a majority of the directors then in office, or by stockholders holding at least a majority of the issued and outstanding voting stock of the Company. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting.

Stockholder Notice Provisions. Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of the Board of Directors. Our By-Laws also provide certain form requirements for any such proposal delivered in accordance with the advanced notice procedures set forth therein.

No Stockholder Written Consent in Lieu of Meeting. Our By-Laws provide that any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company and may not be effected in lieu thereof by any consent in writing by such stockholders unless the action to be effected by written consent of the stockholders and the taking of such action by written consent have been approved in advance by a resolution adopted by the Board of Directors.

Delaware Law

Section 203 of the DGCL. In our Certificate of Incorporation, we elected not to be governed by Section 203 of the DGCL, which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”